State of Delaware
Secretary of State
Division of Corporations
Delivered 04:12 PM 12/11/2008
FILED 04:12 PM 12/11/2008
SRV 081187164 - 4623358 FILE

CERTIFICATE OF MERGER

OF

DIVERSIFIED PRODUCT INSPECTIONS, INC.
(a Florida corporation)

WITH AND INTO

DIVERSIFIED PRODUCT INSPECTIONS, INC.
(a Delaware corporation)

Pursuant to Section 252 of the General Corporation Law of the State of Delaware

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Diversified Product Inspections, Inc., a Delaware corporation ("DPI-DE"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Diversified Product Inspections, Inc.	Delaware
Diversified Product Inspections, Inc.	Florida

SECOND: That the Agreement and Plan of Merger (the "Merger Agreement"), by and between Diversified Product Inspections, Inc., a Florida corporation ("DPI-FL"), and DPI-DE setting forth the terms and conditions of the merger of DPI-FL with and into DPI-DE (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation in the Merger is "Diversified Product Inspections, Inc.," a Delaware corporation (the "Surviving Corporation").

FOURTH: That pursuant to the Merger Agreement, from and after the effective time of the Merger, the Certificate of Incorporation of DPI-DE shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address: 1059 E. Tri-County Boulevard, Oliver Springs, TN 37840.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of DPI-FL is:

Type	Amount Authorized	Par Value Per Share
Common Stock	50,000,000	$0.01

IN WITNESS WHEREOF, the undersigned parties have caused this Certificate of Merger to be executed in their respective corporate names as of the 9th day of December, 2008.

DIVERSIFIED PRODUCT INSPECTIONS, INC.,
a Florida corporation

By: John Van Zyll
John Van Zyll, President

DIVERSIFIED PRODUCT INSPECTIONS, INC.,
a Delaware corporation

By: John Van Zyll
John Van Zyll, President

G:\Misc Clients\C-D\Diversified\Corporate Documents\Certificate of Merger DE.doc